EXHIBIT 99

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q of USEC Inc. for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, William H. Timbers, President and Chief Executive Officer, and Henry Z Shelton, Jr., Senior Vice President and Chief Financial Officer, each hereby certifies, that, to the best of his knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of USEC Inc.

May 2, 2003	/s/ William H. Timbers

William H. Timbers
President and Chief Executive Officer

May 2, 2003	/s/ Henry Z Shelton, Jr.

Henry Z Shelton, Jr.
Senior Vice President and Chief Financial Officer

     A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to USEC Inc. and will be retained by USEC Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of §18 of the Securities Exchange Act of 1934, as amended.